Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Lytus Technologies Holdings PTV. Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(4)	Proposed Maximum Offering Price Per Share(2)(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, $0.01 par value per share	Rule 457(c)	35,714	$2.0745	$74,088.69	$0.00014760	$10.94
Fees to Be Paid	Equity	Common Shares, $0.01 par value per share, issuable upon conversion of notes	Rule 457(c)	2,944,445	$2.0745	$6,108,251.15	$0.00014760	$901.58
Fees to Be Paid	Equity	Common Shares, $0.01 par value per share, issuable upon exercise of warrants	Rule 457(c)	593,541	$2.0745	$1,231,300.81	$0.00014760	$181.74
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$7,413,640.65		$1,094.26
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$5,003.10	(5)
	Net Fee Due							$0

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional common shares, par value $0.01 per share (the “Common Shares”) of Lytus Technologies Holdings PTV. Ltd. (the “Company”) that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding Common Shares.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Common Shares on July 8, 2024.

(3)	The Company will not receive any proceeds from the sale of its Common Shares by the selling shareholders.

(4)	All the Common Shares are to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-1.

(5)	The Company paid a registration fee of $5,003.10 in connection with the registration of $39,057,276.09 of the Registrant’s Common Shares, $0.01 par value per share, issuable upon conversion of preferred shares and exercise of warrants under the Registration Statement on Form F-1/A, filed on November 1, 2023 (File No. 333-268711) (the “Prior F-1”). The Prior F-1 was not declared effective by the Securities and Exchange Commission. The Prior F-1 was withdrawn by filing a Form RW on June 12, 2024. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $5,003.10, representing the fee paid in connection with the Prior F-1.

Table 2-Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Lytus Technologies Holdings PTV. Ltd.	F-1	333- 268711 (1)	December 8, 2022	November 1, 2023	$5,003.10	Equity	Common Shares, $0.01 par value per share, issuable upon conversion of preferred shares and exercise of warrants		$39,057,276.09	$5,003.10

(1)	The Company paid a registration fee of $5,003.10 in connection with the registration of $39,057,276.09 of the Registrant’s Common Shares, $0.01 par value per share, issuable upon conversion of preferred shares and exercise of warrants under the Registration Statement on Form F-1/A, filed on November 1, 2023 (File No. 333-268711) (the “Prior F-1”). The Prior F-1 was not declared effective by the Securities and Exchange Commission. The Prior F-1 was withdrawn by filing a Form RW on June 12, 2024. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $5,003.10, representing the fee paid in connection with the Prior F-1.